UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2009
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01                                REGULATION FD DISCLOSURE

Letter of Intent with Golden Anvil, SA de CV

On October 21, 2009, Royal Mines And Minerals Corp. (the “Company”) entered into a letter of intent with Golden Anvil, SA de CV ("Golden Anvil") with respect to the formation and funding of a proposed joint venture for the exploration, development and production of gold and silver from mineral concessions (the "Mineral Concessions") owned by Golden Anvil located in the State of Nayarit, Mexico.

The Mineral Concessions are currently being mined sporadically at a rate of 85 tons per day. A concentration plant on the Mineral Concessions is currently producing approximately 24 tons of concentrate per month. Concentrates from Golden Anvil are currently being processed at the Company's Phoenix Facility.

Subject to each party satisfactorily completing its due diligence review, the parties intend to enter into a joint venture agreement. The proposed principal terms of the joint venture agreement are as follows:

(a)	The Company will acquire a 50% undivided interest in the joint venture by providing funding of $3,000,000 (the "Funding") as follows:

	(i)	$1,500,000 to purchase additional equipment and to refurbish and relocate the concentration plant currently located on the Mineral Concessions to an area with better power and access;

	(ii)	$500,000 for Golden Anvil to pay its current liabilities, late taxes and mining duties; and

	(iii)	$1,000,000 (the "Repurchase Loan") loaned to Golden Anvil, with no interest, to fund the costs of a repurchase of the outstanding shares of Golden Anvil (the "Share Repurchase").

(b)

Revenue from the joint venture shall be split proportionate to ownership. However, 25% of the share of revenue accruing to Golden Anvil will go towards the payment of the Repurchase Loan until paid in full, and in any event, the Repurchase Loan shall be repaid within 12 months from the date of funding.

(c)

The Company will have a 60 day period to complete due diligence and determine if it wishes to proceed with the joint venture. If the Company elects to proceed, it will have 90 days to obtain necessary financing.

There is no assurance that the proposed transaction will be completed as planned or at all. If the Company elects to proceed after completion of due diligence, there is no assurance it will be able to obtain the necessary financing.

The foregoing is a brief summary of the terms of the Letter of Intent and is qualified by reference to the Letter of Intent attached as Exhibit 10.1 to this Current Report on Form 8-K.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit Number	Description of Exhibit

10.1	Letter of Intent dated October 21, 2009 between the Company and Golden Anvil, SA de CV.

99.1	News Release dated October 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: October 31, 2009
	By:	/s/ K. Ian Matheson

K. IAN MATHESON
President & Chief Executive Officer